SECOND AMENDMENT

dated as of May 1 , 2011
to the
SERVICE AGREEMENT

dated as of November 28, 2007
among
VAN ECK SECURITIES CORPORATION
PRINCIPAL LIFE INSURANCE COMPANY
and
PRINCOR FINANCIAL SERVICES CORPORATION

(the "Agreement")

The parties have previously entered into the Agreement and have now agreed to amend the Agreement by the terms of this Second Amendment (this "Second Amendment").
Accordingly, in consideration of the mutual covenants herein contained, the parties hereby amend the Agreement as follows:

1.    Amendment of the Agreement

Exhibit B to the Agreement is deleted in its entirety and replaced with the Exhibit B attached hereto.

2.    Miscellaneous
(a)    Restatement. Except for any amendment to the Agreement made pursuant to this Second Amendment, all terms and conditions of the Agreement, as previously amended, will continue in full force and effect in accordance with its provisions on the date of this Second Amendment.

(b)     Counterparts. This Second Amendment may be executed and delivered in counterparts (including by facsimile or electronic transmission), each of which will be deemed an original.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment on the respective dates specified below, with effect from the date specified first on the first page of this Second Amendment.

VAN ECK SECURITIES CORPORATION

/s/ J. R. Sim
By: ____________________________________
Name: Jonathan R. Sim
Title: Vice President
Date: 4/7/2011

PRINCIPAL LIFE INSURANCE COMPANY

/s/ Sara Wiener
By: ____________________________________
Name: Sara Wiener
Title Director - Product Mgmt
Date: 4/5/2011

PRINCOR FINANCIAL SERVICES CORPORATION

/s/ Mike Beer
By: ____________________________________
Name: Mike Beer
Title President
Date: 4/1/2011

EXHIBITB

1.     Variable Life Insurance Contracts

Contracts issued by the Company through its Principal Life Insurance Company Variable Life Separate Account:

Principal Executive Variable Universal Life
Principal Executive Variable Universal Life II
Principal Benefit Variable Universal Life
Principal Benefit Variable Universal Life II
Principal Flexible Variable Life
PrinFlex Life
Principal Survivorship Flexible Premium Variable Universal Life
Principal Variable Universal Life Accumulator
Principal Variable Universal Life Accumulator II
Principal Variable Universal Life Income
Principal Variable Universal Life Income II

2.     Variable Annuity Contracts

Contracts issued by the Company through its Principal Life Insurance Company Separate Account B:

Principal Investment Plus Variable Annuity